Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-287327) and Form S-8 (No. 333-274884, No. 333-288059) of Lithium Americas Corp. of our report dated March 19, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
March 19, 2026